This document replaces the Exhibit 23.2 previusly filed.

                              ACCOUNTANT'S CONSENT

The Board of Directors
Beta Oil & Gas, Inc.

We consent to the use of our report dated February 9, 1999, except for the fourth and fifth paragraph of Note 8 which is as of March 19, 1999 included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ HEIN + ASSOCIATES LLP


Orange, California


March 25, 1999